Exhibit 99.1


New York Community Bancorp, Inc. Sets 2005 Annual Meeting Date

    WESTBURY, N.Y.--(BUSINESS WIRE)--Feb. 18, 2005--New York Community Bancorp, Inc. (NYSE: NYB) today announced that its Annual Meeting of Shareholders will be held on June 1, 2005 at the Sheraton LaGuardia
East Hotel in Flushing, New York, beginning at 10:00 a.m. Eastern
Time.
    The date of record for voting at the Annual Meeting will be April
8, 2005; proxy materials will be mailed on or about April 22, 2005.
    New York Community Bancorp, Inc. is the holding company for New
York Community Bank and the fourth largest thrift in the nation, with assets of $24.0 billion at December 31, 2004. The Bank serves its customers through a network of 143 banking offices in New York City, Long Island, Westchester County, and northern New Jersey, and operates through seven divisions: Queens County Savings Bank, Roslyn Savings
Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank,
First Savings Bank of New Jersey, and Ironbound Bank. The Bank is the leading producer of multi-family mortgage loans for portfolio in New
York City and the third largest thrift depository in the New York metropolitan region. Additional information about the Company is available at www.myNYCB.com.

    CONTACT: New York Community Bancorp, Inc.
             Investor Relations:
             Ilene A. Angarola, 516-683-4420